EXHIBIT 10.2
                                   $2,250,000

                           REVOLVING CREDIT AGREEMENT


                          dated as of February 29, 1996


                                     between


                       COMFORCE GLOBAL, INC., as Borrower


                                       and

                     THE CHASE MANHATTAN BANK, N.A., as Bank



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                  THIS REVOLVING CREDIT AGREEMENT (the "Agreement")  dated as of
February 29, 1996, between COMFORCE GLOBAL, INC., a corporation organized under the laws of Delaware (the "Borrower") and THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States of America (the "Bank").

             The Borrower desires that the Bank extend credit as provided herein, and the Bank is prepared to extend such credit. Accordingly, the Borrower and the Bank agree as follows:

ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

                  Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Acquired Assets" means all assets of Seller acquired by Borrower pursuant to the terms of the Purchase Agreement.

                  "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries, (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation or other business entity which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of

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the foregoing,  which results in the Borrower  having a controlling  interest in such corporation or other business entity, or (b) makes any entity not then a Subsidiary of the Borrower a Subsidiary of the Borrower, or causes any such entity to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase or assets or any reorganization providing for the
delivery  or  issuance  to  the  holders  of  such  entity's  then   outstanding
securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any entity.

                  "Affiliate" means with respect to any Person, any Person: (a) that directly or indirectly controls, or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; (d) which is a partnership in which such Person is a general partner, or (e) each of such Person's officers, directors joint venturers and partners. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Revolving Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

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                  "Amortization" means amortization in accordance with GAAP.

                  "Borrowing Base" means at any time an amount equal to seventy-five percent (75%) of the Borrower's Eligible Receivables.

                  "Borrowing Base Certificate" means a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Borrower in the form of Exhibit B annexed hereto with such changes as the Banks may require from time to time.

                  "Business Day" means any day on which commercial banks in New York City are not authorized or required to close.

                  "Capital Lease" means any lease which has been capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Closing Date" means the date this Agreement has been executed by the Borrower and the Bank.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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                  "Collateral" means accounts personal property of the Borrower, whether now existing or hereafter arising, which is subject or which is to be subject to the Liens granted by the Security Agreement.

                  "Commitment" means the obligation of the Bank to extend revolving credit to the Borrower in accordance with the terms hereof in the aggregate principal amount of $2,250,000, as such amount may be reduced or otherwise modified from time to time in accordance with the terms hereof.

                  "Current Portion of Borrower's Long Term Debt" means, on the date of determination, that portion of the Borrower's Debt (including Capital Leases) that is due and payable within the next 12 months and shall include the outstanding principal balance of the Loans hereunder.

                  "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) the face amount of any outstanding letters of credit issued for the account of such Person; (d) obligations arising under acceptance facilities; (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (f) obligations secured by any Lien on property of such Person; (g) obligations of such Person as lessee under Capital Leases; and (h) indebtedness of such Person evidenced by a note, bond, indenture or similar instrument.

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                  "Default"  means any event  which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or the Note a rate per annum equal to 2% above the rate of interest otherwise applicable to such Loan or other amount.

                  "Depreciation" means depreciation in accordance with GAAP.

                  "Dividends" means, for any period, dividends paid by the Borrower.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "EBIT" means, for any period with respect to any entity, the sum of (i) net income for such period, calculated without taking into account the aggregate amount of extraordinary losses or extraordinary gains during such period plus (ii) the aggregate amount of income taxes for such period plus (iii) Interest Expenses for such period.

                  "Effective Net Worth" means, at any particular date, (i) the amount of excess of Total Assets over Total Liabilities which would, in conformity with GAAP, be included under shareholders' equity on a balance sheet of the Borrower as at such date, excluding, however, from the determination of Total Assets all intangible assets, including, without limitation,

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organizational expenses, patents,  trademarks,  copyrights,  goodwill, covenants not to compete, research and developmental costs, training costs, and deferred charges, less (ii) all amounts due at any time and from time to time from Affiliates, less (iii) all shareholder loans, less (iv) all treasury stock.

                  "Eligible Receivables" shall mean the gross amount of the Borrower's accounts receivable, arising out of sales in the ordinary course of business made by the Borrower which are not in dispute or subject to credit, allowance, defense, offset, counterclaim or adjustment (other than any discount allowed for prompt payment) and for which records are maintained at a location of the Borrower in the United States; provided however, that the following items shall not be deemed Eligible Receivables: intercompany accounts (i.e., owing from any affiliate of the Borrower); credit balances over 90 days from invoice date; sales tax and freight charges; government accounts; deposits/prepayments; contra accounts; foreign accounts; and amounts billed not shipped.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the protection of the environment (including, without limitation, ambient air, surface water, ground water, or land), including, without limitation, any of the same relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or that relate to emissions, discharges, releases or threatened releases of pollutants,

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contaminants,  chemicals, or industrial, toxic or hazardous substances or wastes into the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

                  "Event of Default" has the meaning given such term in Section 8.01.

                  "Facility Documents" means this Agreement, the Note, the Security Agreement, the Guaranty, and all other documents or instruments executed in connection herewith or therewith.

                  "Forfeiture Proceeding" means the commencement by any governmental agency or governmental instrumentality of any prejudgment action or proceeding affecting the Borrower pursuant to any statute, rule or regulation which permits any governmental agency or governmental instrumentality to obtain a prejudgment seizure or forfeiture of any of their property.


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                  "GAAP" means generally accepted  accounting  principles in the
United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.05.

                  "Guarantor"   means   COMFORCE    Corporation,    a   Delaware
corporation.

                  "Guaranty" means the Guaranty dated the date hereof and executed by the Guarantors in favor of the Bank.

                  "Hazardous Substance" means any material, whether animate or inanimate, raw, processed or waste by-product, which in itself or as found or used, is potentially toxic, noxious or harmful to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, or airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including, but in no event limited to, all hazardous materials, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined or classified as such under any Environmental Law regardless of the quantity found, used, manufactured or removed from a given location.

                  "Interest Expense" means the Borrower's interest expense as reflected in its financial statements and calculated in accordance with GAAP.


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                  "Leverage  Ratio"  shall mean,  at a  particular  date for any entity, such entity's ratio of Total Unsubordinated Liabilities to Effective Net Worth.

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                  "Loan"  shall  mean any  loan  made by the  Bank  pursuant  to
Section 2.01 hereof.

                  "Margin" means (i) 1% on the date hereof; (ii) upon the Borrower's receipt of a $1,000,000 equity infusion from the Guarantor and if the aggregate outstanding principal balance of the Loans hereunder is less than the then applicable Borrowing Base, 1/2 of 1%; and (iii) if the Borrower's Leverage Ratio, as evidenced on financial statements provided to the Bank pursuant to
Section 5.08 hereof, is less than 1.0:1.0 and if each of the conditions specified in the preceding clause of this definition are satisfied, 0%.

                  "Multiemployer Plan" means a Plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Income" means with respect to any entity for any period, such entity's net income after taxes for such period as reflected on such entity's financial statements.


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                  "Non-Cash Charges" means all charges and expenses reflected on the Borrower's income statement in accordance with GAAP which do not require a decrease in or payment of cash.

                  "Note" means the promissory note of the Borrower in the form of Exhibit A hereto evidencing the Loans made by the Bank hereunder.

                  "Obligors"   means,   collectively,   the   Borrower  and  the
Guarantor.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person"  means  an  individual,   partnership,   corporation,
business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies provided that such term shall not include plans terminated prior to the date hereof.

                  "Prime Rate" means that rate of interest from time to time announced by the Bank at its principal office as its prime commercial lending rate.

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                  "Purchase  Agreement"  means that certain  Purchase  Agreement dated the 29th day of February 1996 and executed by the Borrower, as Purchaser, the Seller and Bruce Anderson, an individual residing at Route 1, Box 19A, Wauchula, Florida.

                  "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

                  "Security Agreement" means the Security Agreement to be delivered by the Borrower under the terms of this Agreement.

                  "Seller"  means  Williams  Communication  Services,   Inc.,  a
Florida corporation, as "Seller" under the Purchase Agreement.

                  "Solvent" means when used with respect to any Person on a particular date, that on such date: (a) the present fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person

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does  not  intend  to,  and  does  not  believe  that it  will,  incur  Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature and (d) such Person is not engaged in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "Subordinated Debt" means unsecured Debt of the Borrower that is subordinated on terms satisfactory to the Bank to the Borrower's obligations to the Bank under this Agreement.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                  "Tangible Net Worth" means, at any particular date, the amount of excess of Total Assets over Total Liabilities which would, in conformity with GAAP, be included under shareholders' equity on a balance sheet of the Borrower as at such date, excluding, however, from the determination of Total Assets all intangible assets, including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and developmental costs, training costs, and deferred charges.

                  "Termination Date" means the earlier of (i) the date on which the Revolving Credit Loans are paid in full and the Commitment shall terminate hereunder and the

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obligations of the Borrower in connection  therewith have been satisfied or (ii)
February 28, 1997; provided that if such date is not a Business Day, the Termination Date shall be the next succeeding Business Day.

                  "Total Assets" means, at a particular date, all amounts which would, in conformity with GAAP, be included under assets on a balance sheet of the Borrower as at such date.

                  "Total Current Assets" means, at a particular time, excluding the Borrower's cash plus accounts receivable, excluding inter-company accounts receivable, plus inventory.

                  "Total Current Liabilities" means, at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of the Borrower as at such date and shall include, without limitation (a) all obligations payable on demand or within one year after the date on which the determination is made, and (b) all obligations of the Borrower under the Revolving Credit Facility.

                  "Total Liabilities" means, at a particular date, all amounts which would, in conformity with GAAP, be included under liabilities on a balance sheet of the Borrower as at such date.

                  "Total Unsubordinated Liabilities" means Total Liabilities less Subordinated Debt.

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                  "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

                  Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

ARTICLE 2.  REVOLVING CREDIT FACILITY.

                  Section 2.01. Revolving Credit. The Bank agrees on the terms and conditions hereinafter set forth, to make loans (the "Loans") to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate amount not to exceed at any time outstanding Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the "Commitment"); provided, however, that the aggregate principal amount of Loans outstanding pursuant to this Section 2.01 shall not at any time after April 15, 1996 exceed the Borrowing Base. The Loan is a revolving credit and the Borrower may, within the limits of the Commitment, borrow, prepay pursuant to Section 2.07, and reborrow under this Section 2.01. It is the intention of the Bank and the Borrower that the aggregate of all Loans shall at no time exceed the Commitment or, after April 15, 1996, the

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Borrowing Base and the Borrower  agrees that if at any time such excess shall to its knowledge arise, or if notified by the Bank that such excess has arisen, the Borrower will promptly file a Borrowing Base Certificate reflecting such fact and immediately repay the amount of such excess.

                  Section 2.02. The Revolving Credit Note. The Loans shall be evidenced by a single Note in favor of the Bank substantially in the form of Exhibit A with appropriate insertions, duly executed and completed by the Borrower. The Bank is hereby authorized to record the date and amount of each Loan, the date and amount of each payment or prepayment of principal thereof and the principal amount subject thereto in the Bank's records and/or on the schedules annexed to and constituting a part of the Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the Borrower's obligation to repay the Loans. The Note (a) shall be dated the date hereof, (b) be stated to mature on the Termination Date and (c) shall bear interest from and including the date hereof on the unpaid principal amount thereof from time to time outstanding as provided herein.

                  Section 2.03.  Use of Proceeds.

                  (a) The Borrower shall use the proceeds of the Loans to finance the acquisition of certain assets of the Seller to finance future Acquisitions subject to the terms and conditions hereof, and for general working capital purposes. No part of the proceeds of

                                     - 15 -

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any of the Loans will be used for any purpose which  violates the  provisions of
Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans.

                  (b) The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Bank shall be designated a party thereto) which may be incurred by the Bank, relating to or arising out of any actual or proposed use of proceeds of Loans hereunder.

                  Section 2.04. Notice and Manner of Borrowing. At such times as the Borrower desires a Loan hereunder, the Borrower shall give the Bank telephonic notice of requests for any Loans under this Agreement not later than 1:00 p.m. (New York time) on the date of such Loan, specifying the amount thereof, immediately followed by telefax written confirmation of such Loan request. So long as all Borrowing Base Certificates required to be delivered to the Bank have been delivered and upon fulfillment of the applicable conditions set forth in Article 3, the Bank will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

                  Section 2.05. Interest on Revolving Credit Loans. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Loan made under this Agreement at a fluctuating rate per annum equal to the Prime Rate from time to time in effect

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plus the applicable  Margin.  Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to the Bank in arrears on the first day of each calendar quarter and on the Termination Date. Any principal amount not paid when due (at maturity, on acceleration, or otherwise) shall bear interest thereafter until paid at the Default Rate.

                  Section 2.06. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitment, and prepayments which result in the prepayment of all Loans, each borrowing and prepayment of principal of Loans shall be in an amount at least equal to $25,000, and, if greater, integral multiples of $5,000.

                  Section 2.07. Revolving Commitment Fee. The Borrower shall pay to the Bank a commitment fee equal to one-quarter of one percent (0.25%) on the average daily unused portion of the Commitment. The commitment fee shall be due and payable in arrears on the first day of each calendar quarter and on the Termination Date.

                  Section 2.08. Default Interest. Notwithstanding any other provision of this Agreement, upon the occurrence and continuance of an Event of Default, each Loan outstanding hereunder shall bear interest at a rate per annum equal to the Default Rate.

                  Section 2.09. Payments Generally. All payments under this Agreement or the Notes, shall be made in Dollars in immediately available funds not later than 1:00 p.m. New

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York City time on the  relevant  dates  specified  above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) at the Bank's office located at 1 Greenway Plaza, 135 Pinelawn Road, Melville, New York 11747; provided that, when a new Loan is to be made by the Bank on a date the Borrower is to repay any principal of an outstanding Loan, the Bank shall apply the proceeds thereof to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by the Bank to the Borrower as provided in Section 2.04 or paid by the Borrower to the Bank pursuant to this Section 3.05, as the case may be. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Bank. The Borrower shall, at the time of making each payment under this Agreement or the Note, specify to the Bank the principal or other amount payable by the Borrower under this Agreement or the Note to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.


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ARTICLE 3.  CONDITIONS PRECEDENT

                  Section 3.01. Conditions to the Initial Borrowings Hereunder. The obligations of the Bank to make the Loans constituting the initial borrowing hereunder are subject to the conditions precedent that:

                  (a) the Bank shall have received on or before the date of such Loans each of the following, in form and substance reasonably satisfactory to the Bank and its counsel:

                           (i)  the Note duly executed by the Borrower;

                           (ii) a  certificate  of the  Secretary  or  Assistant
Secretary of each Obligor, dated the Closing Date, attesting to all corporate action taken by such Obligor, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement, together with certified copies of the certificate or articles of incorporation and the by-laws of such Obligor; each such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           (iii) a  certificate  of the  Secretary  or Assistant
Secretary of each Obligor, dated the Closing Date, certifying the names and true signatures of the officers of such Obligor executing the Facility Documents and the other documents to be delivered by such Obligor under this Agreement;

                           (iv) a certificate  of a duly  authorized  officer of
the Borrower, dated the Closing Date, stating that the representations and warranties in Article 4 are true and correct on such date as though made on and as of such date (unless made as of a specific date earlier than the date hereof, in which case they shall be true and correct as of such earlier date) and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                           (v)  the  Security  Agreement  duly  executed  by the
Borrower together with (a) Financing Statements on Form UCC-1 under the Uniform Commercial Code for all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interests created by the Security Agreement and (b) UCC search results identifying all of the financing statements on file with respect to the Borrower and the Seller in all jurisdictions referred to under (a), indicating that no party claims an interest in any of the Collateral;

                           (vi)  the Guaranty, duly executed by the Guarantor;

                           (vii)  a   favorable   opinion  of  counsel  for  the
Obligors, dated the Closing Date, in form and substance satisfactory to the Bank and counsel;

                           (viii) a "long form" good standing  certificate  from
the Secretary of State of Delaware with respect to each of the Obligors;

                           (ix) a balance  sheet of the Borrower as of September
30, 1995, and an income statement and statement of cash flows for the year-to-date period then ended, all prepared in accordance with GAAP;

                           (x) such  other  documents,  instruments,  approvals,
opinions and evidence as the Bank may reasonably require;

                  (b) the Borrower shall have paid or caused to be paid all fees required to be paid hereunder or in connection herewith which are accrued through the date hereof;

                  (c) the Obligors shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by the Obligors of their respective obligations hereunder and under the other Facility Documents and such consents, permits and approvals shall continue in full force and effect;

                  (d) the satisfactory evidence that the Borrower is not in default with respect to any material contractual obligations to which it is a party and that the Guarantor is not in default with respect to any material contractual obligation to which it is a party and which was entered on or after October 17, 1995;

                  (e) satisfactory evidence that no litigation is pending or threatened against either Obligor which, if adversely determined, may have a materially adverse effect upon the business, properties, assets, financial or other condition of such Obligor or on the ability of such Obligor to perform its obligations hereunder or under the Facility Documents;

                  (f) satisfactory evidence that the Borrower is in compliance with all applicable laws and regulations, including without limitation all Environmental Laws, which, if the Borrower were not in compliance therewith, may have a materially adverse effect upon the business, properties, assets, financial or other condition of the Borrower, or on the ability of the Borrower to perform its obligations hereunder or under the Facility Documents;

                  (g) the Bank shall have received a certified or executed copy of the Purchase Agreement, together with such other instruments or agreements executed in connection therewith as the Bank shall reasonably request;

                  (h) evidence that prior to or concurrently with the closing of the transactions contemplated hereby, (A) the transactions contemplated by the Purchase Agreement shall have been consummated in accordance with the terms thereof and (B) as a result of the consummation of such transaction, the Borrower shall have acquired good and marketable title to all of the Acquired Assets, free and clear of all Liens; and

                  (i) all legal matters in connection with this financing and in connection with the transactions contemplated by the Purchase Agreement shall be satisfactory to the Bank and its counsel.

                  Section 3.02. Conditions to All Borrowings. The obligations of the Bank to make any Loan (including the initial Loans) hereunder shall be subject to the further conditions precedent that on the date of such Loan:

                  (a)      the following statements shall be true:

                           (i) the representations  and warranties  contained in
Article 4 are true and correct on and as of the date of such Loan as though made on and as of such date (unless such representations and warranties are made as of a specific earlier date in which case they shall be true and correct as at such date);

                           (ii) no Default or Event of Default has  occurred and
is continuing, or would result from such Loan; and

                           (iii) no material  adverse change shall have occurred
in the business, financial condition or operations of either Obligor since the date of the most recent financial statements of such Obligor delivered to the Bank hereunder or in connection herewith; and

                  (b) the Bank shall have received such approvals, opinions, documents or instruments as the Bank may have reasonably requested.

                  Section 3.03. Deemed Representations. Unless the Borrower otherwise notifies the Bank prior to any borrowing, the acceptance by the Borrower of the proceeds of any Loan shall constitute a representation and warranty that the statements contained in
Section 3.02(a) are true and correct as of the date of such Loan.

                  Section 3.04. Existing Relationship. The Borrower and the Bank agree that as of the date of this Agreement any line of credit made available by the Bank to the Borrower prior to the date of this Agreement shall be terminated.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.

                  The Borrower hereby represents and warrants that:

                  Section 4.01. Incorporation, Good Standing and Due Qualification; Compliance with Law. Each Obligor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required. In addition, each Obligor is in compliance with all laws, treaties, rules or regulations, or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon it or any of its property or to which it or any of its property is subject.

                  Section 4.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each Obligor of the Facility Documents have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders that has not been obtained;
(b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than filings contemplated hereby and/or by the other Facility Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Obligor; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor is a party or by which any of its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such Obligor other than Liens created by this Agreement and/or the other Facility Documents; or (f) cause such Obligor to be in default under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  Section 4.03. Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Obligors, enforceable against the Obligors in accordance with its terms, except to the extent that such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  Section 4.04. Litigation. Except as disclosed in Schedule 4.04 attached hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Obligors, or either of them, before any court, governmental agency or arbitrator, which could materially adversely effect, in any one case or in the aggregate, the financial or other condition, operations, properties or business of Obligors, or either of them, or the ability of either Obligor to perform its obligations under the Facility Documents.

                  Section 4.05. Financial Statements; Projections. (a) The balance sheet of the Borrower as at September 30, 1995, and the draft balance sheet of the Borrower as at December 31, 1995 and the related income statements and statements of cash flow of the Borrower for the fiscal periods then ended, and the accompanying notes, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied. As of the date hereof, there are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995, and the liabilities created by this Agreement. No information, exhibit or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since the date of the most recent financial statements delivered to the Bank hereunder through the date of this Agreement, there has been no material adverse change in the condition (financial or otherwise), business, operations or, to the knowledge of the Borrower, prospects of the Borrower. After the date of this Agreement to the extent that this representation is deemed made, there shall have been no material adverse change in the condition (financial or otherwise), business, operations or, to the knowledge of the Borrower, prospects of the Borrower.

                  (b) The Borrower has also delivered to the Bank projections of the future operations of the Borrower. Such projections represent the best estimates of the Borrower as of the Closing Date and the Borrower does not expect any material deviation from such projections.

                  Section 4.06. Ownership and Liens. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, reflected in the financial statements referred to in Section 4.05
(other than any properties or assets disposed of in the ordinary course of business) and in all of the Acquired Assets, and none of the properties and assets owned by the Borrower and none of its leasehold interests, is subject to any Lien, except as may be permitted hereunder.

                  Section 4.07. Taxes. Each Obligor has filed all tax returns (federal, state and local) required to be filed and each Obligor has paid all taxes, assessments and governmental charges and levies thereon due, including interest and penalties, other than taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of such Obligor.

                  Section 4.08. ERISA. The Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; none of the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities; and none of the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

                  Section 4.09. Subsidiaries.   Except  as disclosed on Schedule
4.09 annexed hereto, the Borrower has no Subsidiaries.

                  Section 4.10. Credit Arrangements. Schedule 4.10 is a complete and correct list of all credit agreements, indentures, guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or relating to extensions of credit to the Obligors (including agreements and arrangements for the issuance of letters of credit or for acceptance financing but excluding agreements or arrangements relating to trade indebtedness) amount in respect of which the Obligors is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  Section 4.11. Operation of Business. (i) Each Obligor possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and (ii) neither Obligor is in violation of any valid rights of others with respect to any of the foregoing.

                  Section  4.12.  Hazardous  Substances.  Except as disclosed in
Schedule 4.04, each Obligor is in compliance with all Environmental Laws, and has obtained all necessary licenses and permits required to be issued pursuant to any Environmental Law. As of the date of this Agreement, neither Obligor has received any written notice or communication from any governmental agency with respect to (i) any Hazardous Substance relative to its operations, property or acts or (ii) any investigation, demand or request pursuant to or enforcing any Environmental Law relating to it or its operations, and no such investigation is pending or, to the knowledge of the Borrower, threatened.

                  Section 4.13. No Default on Outstanding Judgments or Orders. Each Obligor has satisfied all judgments and neither Obligor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  Section 4.14. No Defaults on Other Agreements. Neither Borrower, nor to the best of the Borrower's knowledge, the Guarantor, is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would, in any case or in the aggregate, have a material adverse effect on its ability to carry out its obligations under the Facility Documents. The Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party. The Guarantor is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument dated on or after October 17, 1995 material to its business to which it is a party.

                  Section 4.15. Labor Disputes and Acts of God. Neither the business nor the properties of either Obligor is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of the Obligors, or either of them.

                  Section 4.16. Governmental Regulation. Neither Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  Section 4.17. Partnerships. Neither Obligor is a partner in any partnership.

                  Section 4.18. No Forfeiture. Neither Obligor is engaged in or proposed to be engaged in any unlawful activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding is pending against either Obligors or, to the best of the Borrower's knowledge, threatened.

                  Section 4.19. No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

                  Section 4.20. Security Agreement. The provisions of the Security Agreement are effective to create in favor of the Bank a legal, valid and enforceable, security interest in all right, title and interest of the Borrower in the Collateral described therein except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                  Section 4.21. Solvency. Upon consummation of the transactions contemplated by the Purchase Agreement, each Obligor is Solvent.

                  Section 4.22. Name Changes. During the five years prior to the making of this Agreement, except as disclosed on Schedule 4.22, the Borrower has not been known under, or transacted business using any name other than its current name nor has the Seller been known under or transacted business using any name except "Williams Communication Services, Inc.".

                  Section 4.23. Relationships. There exists no actual or threatened termination, cancellation or limitation of or any modification or change in the business relationships of the Borrower with any customer or group of customers whose purchases individually or in the aggregate are material to the operations of the Borrower (or were material to the operations of the Seller immediately prior to the consummation of the transactions contemplated by the Purchase Agreement) or with any material supplier which would have a material adverse effect on the business, financial condition, properties or profits of the Borrower.

ARTICLE 5.  AFFIRMATIVE COVENANTS.

                  So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower shall:

                  Section 5.01.  Maintenance  of Existence.  Except as otherwise provided in this Agreement, preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

                  Section 5.02. Conduct of Business. Continue to engage in its current business.

                  Section 5.03. Maintenance of Properties. Except as otherwise provided herein, maintain, keep and preserve all of its properties (tangible and intangible) necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  Section 5.04.  Maintenance of Records.  Keep records and books of account, in which complete entries will be made in accordance with GAAP (or with comparable foreign accounting principles), reflecting all financial transactions of the Borrower.

                  Section 5.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. With respect to all such insurance coverage, the Borrower shall cause the Bank to be named additional insured as to all liability coverage and cause the Bank to be named loss payee as to all property insurance coverage.

                  Section 5.06. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders.

                  Section 5.07. Right of Inspection. At any reasonable time and from time to time permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its officers and directors and the Borrower's independent accountants.

                  Section 5.08. Reporting Requirements.  Furnish directly to the
Bank:

                  (a) Not later than the 15th Business Day of each calendar month, a monthly borrowing base certificate and monthly accounts receivable agings and inventory reports, each certified by the Borrower's President or Chief Financial Officer and each in form and substance reasonably satisfactory to the Bank;

                  (b) Annually, within 120 days of the Borrower's fiscal year-end, the audited financial statements of the Borrower and of the Guarantor which shall include profit and loss statements, balance sheets, statements of cash flows and such other reports as the Bank shall require, each with an unqualified opinion of Coopers & Lybrand or another firm of independent certified public accountants reasonably acceptable to the Bank, together with a copy of the management letter prepared by such independent certified public accountants;

                  (c) Quarterly, within 90 days after the end of each of the first, second and third fiscal quarters, quarterly financial statements of the Borrower and the Guarantor, which statements shall include profit and loss statements, balance sheets, statements of cash flows and such other reports as the Bank shall require, each prepared in accordance with GAAP, certified by the Borrower's President or Chief Financial Officer, and in form and substance reasonably satisfactory to the Bank;

                  (d)   Simultaneously   with  the  delivery  of  the  financial
statements referred to in subsections (b) and (c) above, a certificate of an officer of the Borrower (i) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 7;

                  (e) promptly after the Borrower becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in which the Borrower is a party, including, without limitation, any such proceeding relating to any alleged violation of any Environmental Law, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, properties, or operations of the Borrower, or on the ability of the Borrower to perform its obligations hereunder or under the other Facility Documents;

                  (f) as soon as possible and in any event within five business days after the occurrence of each Default or Event of Default, a written notice specifying and describing in reasonable detail such Default or Event of Default and describing in reasonable detail the action which is proposed to be taken by the Borrower with respect thereto;

                  (g) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

                  (h) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Borrower or the Guarantor to its security holders, of all regular and periodic reports and all registration statements and prospectuses filed by the Borrower or the Guarantor with any securities exchange or with the Securities and Exchange Commission or any governmental body succeeding to any of its functions, and of all statements generally made available by Borrower or the Guarantor concerning material developments in the business of the Borrower or the Guarantor.

                  (i) as soon as possible and in any event within five business days after the Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by an officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower, or an ERISA Affiliate with respect to such event or condition):

                           (i)  any Reportable Event;

                           (ii) the  filing  under  Section 4041 of  ERISA  of a
notice of intent to terminate any Plan or the termination of any Plan;

                            (iii) the  institution by PBGC of proceedings  under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower, or any ERISA Affiliate, of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                            (iv)  the  complete  or  partial  withdrawal  by the
Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Borrower, or any ERISA Affiliate, of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                            (v) the  institution  of a proceeding by a fiduciary
or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                  (j) as soon as available and in any event within 15 days after the end of each calendar month an accounts receivable aging in form and substance satisfactory to the Bank as of the last day of such month; and

                  (k) as soon as available, and in any event within 15 days of the end of each calendar month a certificate of an officer of the Borrower certifying that the Borrower's payroll taxes are current;

                  (l)  such  other  information   respecting  the  condition  or
operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

                  Section 5.09. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent by its specific term, or if there are no specific terms before an action for collection is commenced, as the case may be, all of its material Debt and other material obligations of whatever nature (including any obligation for taxes and wages).

                  Section 5.10. Escrow Funds under Purchase Agreement. If the Borrower receives a refund of any portion of the purchase price escrowed pursuant to the Purchase Agreement, the Borrower shall apply such amounts to reduce the outstanding principal balance of the Loans hereunder on a dollar for dollar basis.

                  Section 5.11. Business Acquired under Purchase Agreement. The Borrower shall conduct the business acquired under the Purchase Agreement as a division of the Borrower.

ARTICLE 6.  NEGATIVE COVENANTS.

                  So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower shall not:

                  Section 6.01. Debt. Create, incur, assume or suffer to exist any Debt, except for any of the following types of Debt:

                  (a)     Debt of the Borrower under this Agreement or the Note;

                  (b) Debt described in Schedule 4.10, and any renewals, extensions or refinancing thereof, provided that such renewals, extensions or refinancing are on terms no less favorable to the Borrower than the original terms of such Debt;

                  (c)      Subordinated Debt;

                  (d) Debt incurred in connection with operating leases or Capital Leases entered into by the Borrower, consistent with past practices or in the ordinary course of business;

                  (e) Debt of the Borrower secured by purchase money Liens permitted by Section 6.02; and

                  (f) unsecured trade indebtedness incurred in the ordinary course of business.

                  Section 6.02. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its properties, n ow owned or hereafter acquired, except:

                  (a) Liens in favor of the Bank securing the Loans hereunder;

                  (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in conformity with GAAP;

                  (c) Liens imposed by law, such as mechanic's, supplier's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (d) Liens under workers' compensation unemployment insurance, social security or similar legislation (other than ERISA);

                  (e) easements, zoning restrictions, rights-of-way, and other similar restrictions and encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (f) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease or an operating lease; provided that such liens attach only to the property as acquired and do not extend to any additional property of the Borrower; and

                  (g)  Liens  existing  on the  date  hereof  and  described  on
Schedule 4.10 hereto.

                  Section 6.03. Investments and Advances. Make any loan or advance to any Person or, except as otherwise provided herein, purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person.

                  Section 6.04. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except:
(a) for assets disposed of in the ordinary course of business; or (b) the sale or other disposition of assets no longer used or useful in the conduct of its business.

                  Section 6.05. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms not materially less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 6.06. Mergers, Etc. Except in connection with an Acquisition permitted under Section 6.07, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing).

                  Section 6.07. Acquisitions. Make any Acquisition unless the Bank shall have been delivered such documents as are necessary in the Bank's discretion to permit the Bank to have a perfected lien upon the assets so acquired and unless the Bank shall have first been provided a management prepared balance sheet of the Borrower demonstrating compliance on a pro forma basis, with the covenants contained in Article 7 immediately after the Acquisition, and unless the Bank shall have been provided satisfactory evidence that the sum of all consideration paid or to be paid (including all future payments other than contingent consideration to be paid based upon the performance of the company or assets acquired, whether or not such payments are to be paid during such fiscal year) by the Borrower in connection with such Acquisition, when aggregated with the consideration paid or to be paid in connection with all other Acquisitions during such fiscal year, does not exceed $500,000. Notwithstanding the foregoing, no Acquisition shall be permitted hereunder unless (i) the Guarantor shall have made an equity contribution to the Borrower of $1,000,000 or more, which shall have been applied by the Borrower to reduce the outstanding principal balance of the Loans hereunder and (ii) the Bank shall be satisfied that the Borrower's outstanding loans shall be less than the Borrowing Base immediately before and after the relevant Acquisition.

                  Section 6.08. No Activities Leading to Forfeiture. Engage in any unlawful activity which could result in a Forfeiture Proceeding.

                  Section 6.09. Corporate Documents; Fiscal Year. Change its fiscal year or amend, modify or supplement its certificate or articles of incorporation or by-laws in any way which would adversely affect (i) the ability of the Bank to exercise its remedies hereunder or under the Facility Documents, or (ii) the Borrower to perform its obligations hereunder or under the Facility Documents.

                  Section 6.10. Subsidiaries; Partnerships. Create, any new Subsidiaries or become a partner in a partnership without the consent of the Bank, or permit its Subsidiary, Sumtech, Inc., to have at any time assets of more than $5,000 or to incur Debt.

ARTICLE 7.  FINANCIAL COVENANTS.

                  So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

                  Section 7.01. Maximum Leverage. The Borrower shall maintain at each of the dates set forth below a ratio of (A) Total Unsubordinated Liabilities to (B) Effective Net Worth of not more than the amounts set forth opposite such date:
                  Period                                               Ratio
                  ------                                               -------
                  6/30/96                                              1.5:1.0
                  9/30/96                                              1.25:1.0
                  12/31/96                                             1.0:1.0


                  Section 7.02. Minimum Coverage Ratio. The Borrower shall maintain at each of the dates set forth below a ratio of (A) Total Current Assets to (B) Total Liabilities of not less than the ratios set forth opposite such dates:
                  Date                                                 Ratio
                  ----                                                 -----
                  6/30/96                                              1.25:1.0
                  9/30/96                                              1.25:1.0
                  12/31/96                                             1.50:1.0



                  Section 7.03. Dividends. During the term of this Agreement, the Borrower shall not pay Dividends.

                  Section 7.04.  No Quarterly Losses.   During the  term of this
Agreement, the Borrower shall not suffer a loss in any fiscal quarter.

                  Section 7.05. Minimum Net Retained Profit. The Borrower shall retain profits of at least $1,500,000 during its fiscal year ending December 31, 1996.

                  Section 7.06. Minimum Interest Coverage. The Borrower shall maintain a ratio of (A) EBIT to (B) Interest Expense of not less than 4.0:1.0 on June 30, 1996, September 30, 1996 and December 31, 1996.

                  Compliance with all of the financial covenants contained in this Article 7 shall be determined by reference to the financial statements of the Borrower delivered to the Bank in accordance with Section 5.08 hereof.

ARTICLE 8.  EVENTS OF DEFAULT.

                  Section 8.01. Events of Default. Any of the following events shall be an "Event of Default":

                  (a) The Borrower shall (i) fail to pay the principal of or interest on the Note as and when due and payable; or (ii) fail to pay any fee or other amount due hereunder as and when due and payable and in the case of this clause (ii) only such failure shall continue for a period of 15 days after notice;

                  (b) Any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished to the Bank at any time pursuant to any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.03(b), or in Article 6 or 7; or (ii) either Obligor fail to perform any other term, covenant or agreement on its part to be performed or observed (other than obligations specifically referred to in Section 8.01(a)) in any Facility Document and, in the case of this clause (ii) only, such failure shall continue for 30 consecutive days or, if such failure cannot by its nature be cured within 30 days, for such longer period as may be reasonably necessary to cure such failure provided that the Borrower shall diligently attempt to correct such failure and shall have provided the Bank with satisfactory assurance that such failure will be cured;

                  (d) Either Obligor shall: (i) fail to make when due any payments with respect to any Debt, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of such Obligor, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or, if such Debt has no stated due date, before an action for collection is commenced, unless, in either case, such Debt is being contested in good faith and with respect to which adequate reserves are maintained in accordance with GAAP; or
(ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or (iii) any Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) Either Obligor (i) shall generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any court or otherwise for the appointment of a custodian, receiver or trustee for it or a substantial part of its or their assets; or (iii) shall, as debtor, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it in which an adjudication or appointment is made or order for relief is entered, and which petition, application or proceeding remains undismissed for a period of 45 days or more, or (v) by any act or omission shall indicate its or their consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its or their property; (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 45 days or more; or (vii) shall cease to be Solvent;

                  (f) One or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate in respect of uninsured or unbonded claims shall be rendered against either Obligor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                  (g) An event or condition specified in Section 5.08(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the reasonable determination of the Bank, material in relation to the financial condition, operations, business or prospects of the Borrower;

                  (h) Any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 5.08(f);

                  (i) The Security Agreement shall at any time after its execution and delivery and for any reason, cease: (a) to create a valid and perfected first priority security interest in and to property purported to be subject to the Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny that it has any further liability or obligation under a Security Agreement, or the Borrower shall fail to perform any of its material obligations under the Security Agreement;

                  (j) The Guaranty shall at anytime after its execution and delivering and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor or the Guarantor shall deny that it has further liability or obligation under the Guaranty or the Guarantor shall fail to perform any of its material obligations under the Guaranty; and

                  (k) If the Guarantor shall fail to make an equity infusion to the Borrower of at least $1,000,000 on or before April 15, 1996 or the Borrower shall fail to apply the full amount of such equity infusion to reduce the principal balance of the Loans.

                  Section 8.02. Remedies. If any Event of Default shall occur, the Bank may, by notice to the Borrower, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Note, all interest thereon and all other amounts payable under this Agreement and the Note to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 8.01(e) or Section 8.01(h) above, the Commitment shall be immediately terminated, and the Note, all interest thereon and all other amounts payable under this Agreement and the Note shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE 9.  MISCELLANEOUS.

                  Section 9.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 9.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

                  Section 9.03. Expenses. The Borrower shall pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Agreement, the Note and the other Facility Documents, including without limitation, the reasonable fees and out of pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under any of the Facility Documents. The Borrower shall reimburse the Bank for all of its reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, the Note or the other Facility Documents. The Borrower agrees to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower of the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  Section 9.04. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer their rights or obligations hereunder.

                  Section 9.05. Notices. All notices and other communications provided for under this Agreement and under the other Facility Documents shall be in writing (including telegraphic or telefax communication) and mailed, telegraphed, telefaxed or delivered, if to the Borrower, at 2001 Marcus Avenue, Lake Success, New York 11042; Telecopier (516) 352-3362; Attention: Christopher
P. Franco; and if to the Bank, at its address at 1 Greenway Plaza, 135 Pinelawn Road, Melville, New York 11747; Telecopier: (516) 756-0260; Attention: Stephen
M. Zajac, Second Vice President; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.05. All such notices and communications shall, if telefaxed or telegraphed, be effective when delivered to the telegraph or telephone company, respectively, provided that the party sending such notice or communication promptly confirms the same by overnight delivery service addressed as aforesaid, or if mailed, three days after deposited in the mails addressed as aforesaid.

                  Section 9.06. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option without any prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower or any of them at any of the Bank's offices, in Dollars or in any other currency, against any amount then due and payable by the Borrower to the Bank under this Agreement or the Note which is not paid when due (regardless of whether such balances are then due to the Borrower). Payments by the Borrower hereunder shall be made without setoff or counterclaim.

                  Section 9.07.  Jurisdiction; Immunities.

                  (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Agreement or the Note, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. To the extent permitted by applicable law, the Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by certified or registered mail) of copies of such process to it at its address specified in Section 9.05. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the Borrower further waives any objection to venue in such State or Federal Court and any objection to an action or proceeding in such State or Federal Court on the basis of forum non conveniens. The Borrower further agrees that any action or proceeding brought against the Bank shall be brought only in New York State or United States Federal court sitting in New York County.

                  (b) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

                  (c) Nothing in this Section 9.07 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower, or its property in the courts of any other jurisdictions.

                  (d) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or f rom any legal process whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement and the Note.

                  Section 9.08. Headings. The headings and captions hereunder are for conve- nience only and shall not affect the interpretation or construction of this Agreement.

                  Section 9.09. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  Section 9.10. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

                  Section 9.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
                                                     COMFORCE GLOBAL, INC.


                                        By:
                                        Name:  Christopher P. Franco
                                        Title:   Executive Vice President

                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:
                                        Name:  Stephen M. Zajac
                                        Title:   Second Vice President

                         List of Exhibits and Schedules


                                    Exhibits

                  Exhibit A        Form of Revolving Credit Note
                  Exhibit B        Form of Borrowing Base Certificate - to come


                                    Schedules

                  Schedule 4.04     Litigation
                  Schedule 4.09     Subsidiaries
                  Schedule 4.10     List of Credit Agreements, etc.
                  Schedule 4.22     Names



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                                                                      EXHIBIT A
                                                                      ---------


                              REVOLVING CREDIT NOTE


$2,250,000                                             February 29, 1996
                                                       Suffolk County, New York

                  COMFORCE GLOBAL, INC., a corporation organized under the laws of New York (the "Borrower"), for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK, N.A., a national banking association (the "Bank") at the Bank's office at 1 Greenway Plaza, 135 Pinelawn Road, Melville, New York 11747, on or before February 28, 1997, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($2,250,000), or, if less, the amount loaned by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office, in like money, at the rate of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

                  The holder of this Revolving Credit Note shall record the date and amount of each Loan made by the Bank, and the date and amount of each payment or prepayment of principal of or interest on any Loan, on the schedule attached hereto or on such computer, magnetic disk, tape or other such electronic data storage and retrieval system deemed adequate for such purpose by the Bank, in its sole and absolute discretion, which record shall constitute prima facie evidence of the accuracy of the information so recorded, but no failure so to record or any error in so recording shall affect the obligation of the Borrower to repay any such Loans, with interest thereon, as provided in the Credit Agreement or herein.

                  This is the Note referred to in that certain Revolving Credit Agreement (as amended from time to time the "Credit Agreement") dated as of February 29, 1996 between the Borrower, and the Bank and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein. The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note except as may be set forth in the Credit Agreement.

                  The terms of this Note may not be changed orally, but only by an instrument duly executed by the Borrower and the Bank.

                  This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                                  COMFORCE GLOBAL, INC.


                                                  By:_______________________
                                                  Name:
                                                  Title:

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                                  Schedule 4.04

                                   Litigation


         The Guarantor, formerly known as The Lori Corporation, ("Lori"), also formerly known as APECO Corporation (and prior thereto, as American Photocopy Equipment Company), operated in excess of 20 manufacturing facilities in the United States prior to its entry in the jewelry business in 1985. The former operations of Lori included the manufacture of photocopy machines, photographics chemicals, paper coatings, pleasure boats, recreational vehicles, modular and mobile homes, marine windshields and gasoline tanks. These operations were sold or discontinued in the late 1970s and early 1980s. In addition, Lori's Rosecraft subsidiary and its predecessors formerly used its facility to manufacture, assemble and finish jewelry.

         Certain of these facilities may have used and/or generated hazardous materials and may have disposed of the hazardous substances, directly or through third party waste disposal firms at various off-site waste disposal locations, in most cases before laws had been enacted governing the safe disposal of hazardous substances. The number of these off-site waste disposal locations that may have been used by third party waste disposal contractors is neither known nor reasonably determinable by the Obligor. Although Lori has been notified by the Federal Environment Protection Agency that it is a potentially responsible party for the disposal of hazardous substances by its predecessor company at a site on Ninth Avenue in Gary, Indiana, it has no records indicating that it deposited hazardous substances at this site and has stated its intention to vigorously defend itself in this matter.

         Lori was unable to conduct a comprehensive audit of potential environmental liability at the facilities formerly owned or operated by Lori or its predecessors and their subsidiaries since it is no longer the owner or operator of most of the properties at which it or its predecessors or their affiliates conducted manufacturing operations and did not keep records of the companies with which it contracted for the disposal of wastes before such record-keeping became mandated by law. Although a comprehensive review of public records located at the state, local and Federal levels, of internal documents (if available) respecting off-site hazardous materials disposal and of available computer data bases could reveal additional potential liabilities to Lori for the costs of environmental clean-up, the cost of conducting such a review is prohibitively expensive.

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                                  Schedule 4.09

                                  Subsidiaries


                                  Sumtech, Inc.

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                                  Schedule 4.10

                          Credit Arrangements and Liens


A.       COMFORCE Global, Inc.

         1.       Credit Arrangements

                  $800,000 Line of Credit Facility with Bank as Lender

         2.       Liens

                  UCC-1 Financing Statements filed in conjunction with the extension of credit by Bank referred to in part A(1) of this Schedule

B.       COMFORCE Corporation

         To  the  best  of  both  Obligors'  knowledge,   the  following  Credit
         Arrangements and Liens exist:

         1.       Credit Arrangements

                  See Schedule A appended hereto and incorporated by reference

         2.       Liens

                  UCC-1 Financing Statement filed January 9, 1996 at File No. 96-000253 in Nassau County, New York listing Bankers Capital, Northbrook, IL as Secured Party

                                  Schedule 4.22

                                 Previous Names


                         Spectrum Global Services, Inc.

                               Yield Global, Inc.

                                   Yield, Inc.